EXHIBIT 99.1

Taylor Capital Group Expands Investment Management Capabilities

Through New Relationship with Mesirow Financial

Contacts
Taylor Capital Group	Mesirow Financial
Ilene Stevens	Deborah Krieps
847.653.7731	312-595-6260

Chicago, IL - January 22, 2007 - Taylor Capital Group (Nasdaq: TAYC), whose wholly owned subsidiary is commercial banking specialist Cole Taylor Bank, is pleased to announce a newly formed relationship with Chicago-based Mesirow Financial to provide sub-advisory investment management services for wealth management clients and retirement plans. The relationship became effective today.

"This announcement is the result of long-term strategic planning to improve and expand Cole Taylor's wealth management capability for closely held business owners," said Bruce W. Taylor, Chairman and Chief Executive Officer. "Through Mesirow Financial's extensive investment management capabilities, we can now offer a broader platform of investment capabilities. Mesirow Financial is a great cultural fit with Cole Taylor. We share the same core values that emphasize long-term relationships, the highest levels of customer service and professional integrity."

"We are honored to be selected as sub-advisor by Taylor Capital Group," said James C. Tyree, Mesirow Financial's Chairman and Chief Executive Officer. "Our team has a proven history of delivering superior investment capabilities both in the traditional and alternative asset classes, and in quantitative analysis and portfolio management services."

About Mesirow Financial

Mesirow Financial is one of the largest diversified financial services firm headquartered in Chicago. It is a leading provider of Investment Management services, with expertise in Hedge Fund of Funds, Private Equity, Currency Management, Equity Management, Fixed Income Management, Investment Strategies and Investment Advisory, and Real Estate. The firm is well-capitalized with $200 million in capital and more than $22 billion in assets under management. Revenues for its fiscal year ended March 31, 2006 were $364 million.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. (Nasdaq: TAYC) is a $3.4 billion bank holding company whose wholly owned subsidiary is Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses.  Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers' changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with management changes and employee turnover; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in our December 31, 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.